PUBC Announces SB-2 Securities Registration Contract with PN2media Inc.

LAS VEGAS, NV - August 30, 2005 - Public Company Management Corporation (OTCBB:PUBC), an emerging company providing consulting and advising services to companies seeking to access public capital markets, announced that its subsidiary, Go Public Today, has reached an agreement with PN2media Inc. Under the contract, Go Public Today will assist PN2media in becoming a publicly traded company on the OTCBB through a proposed private placement and registration for resale of securities issued by PN2media and will consult with PN2media on maintaining compliance with the reporting requirements of the Securities Exchange Act.

PN2media is an aggregator and publisher of new and existing casino and poker games and has positioned itself as the premier supplier of high quality and innovative content for the online and mobile gaming industry. Using knowledge acquired from the Internet industry, PN2media offers its clients a portfolio of products whose potential value is easy to assess, and for which the development and deployment of the games themselves is greatly facilitated. The company acquires its intellectual property (IP) from independent game inventors by way of licensing agreements. PN2media productizes the IP by assembling all pertinent information about the games in a fashion that allows technology companies to make rapid decisions on the validity and potential for the game.

PN2media competes in the gaming industry, along with other public companies such as Cryptologic, Inc. (Nasdaq: CRYP) and International Game Technology (NYSE: IGT). PN2media Inc. and its partner Gaming Concepts Inc. will be participating in the G2E - Global Gaming Expo scheduled for September 12 - 15 in Las Vegas. The company will be located in booth 3891.

"PN2media is a promising company in the growing gaming industry, and PUBC is excited about the opportunity to help PN2media by organizing its first public offering," said Stephen Brock, PUBC president. "Our goal is to help PN2media build success by taking advantage of the numerous benefits of being a public company. We offer a solution that should have PN2media trading in a year or less for a price that fits well into the company's budget."

In addition to completing the filing process to allow PN2media to begin trading its stock, PUBC will also provide compliance services to help the company maintain its regulatory responsibilities as a public company. These services, provided through PUBC's subsidiary, Public Company Management Services (http://www.PCMS-Team.com), are invaluable for small business issuers (SBIs), as many are unsuccessful at maintaining compliance, which severely limits their ability to access capital. In fact, 20 percent of OTCBB SBIs do not file 10-KSBs. By aiding SBIs like PN2media with regulatory compliance, PUBC continually works toward its goal of supporting the entire life cycle of public companies and making the benefits of the public equity markets accessible to smaller companies.

About Public Company Management Corporation

PUBC helps business owners create liquidity for investors and long-term value for their companies, shareholders and partners by participating in public capital markets. PUBC supports the full lifecycle of entering the public market through its various subsidiaries:

Education -- Pubco White Papers (http://www.PubcoWhitePapers.com) hosts a comprehensive body of knowledge on private and public equity markets.

Registration and listing -- Go Public Today (http://www.GoPublicToday.com) provides a complete solution to help small companies register securities for public offerings and obtain a listing on the OTCBB.

Regulatory compliance -- Public Company Management Services (http://www.PCMS-Team.com) assists new and existing public companies in negotiating the new complexities of maintaining a public company and creating sustainable and affordable compliance processes.

PUBC leads by example, demonstrating to current and future clients best practices in taking a company public, investor relations, public relations, regulatory compliance, and raising capital.

Safe Harbor

This press release contains or may contain forward-looking statements such as statements regarding PUBC's growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction, and trends in the industry in which PUBC operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in PUBC's filings with the Securities and Exchange Commission. PUBC assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.

Public Company Management Corporation (OTC Bulletin Board: PUBC)

Contact:
Public Company Management Corporation
Stephen Brock
President/CEO
Phone: (702) 222-9076
info@PublicCompanyManagement.com
www.PublicCompanyManagement.com

Source: Public Company Management Corporation